UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2018

GOGO INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35975	27-1650905
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Canal, Suite 1500 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

312-517-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On October 3, 2017, a Schedule 13D/A was filed jointly by Thorndale Farm, Inc. (“Thorndale Farm”), Thorndale Farm Gogo, LLC (“Thorndale Farm Gogo”), OAP, LLC and Oakleigh Thorne with the Securities and Exchange Commission with respect to beneficial ownership of shares of common stock of Gogo Inc. (the “Company”). As of such date, as disclosed in the Schedule 13D/A, 25,450,823 shares of Company common stock that were directly held by Thorndale Farm Gogo were pledged pursuant to a pledge agreement by and between Thorndale Farm Gogo and The Northern Trust Company, as security for Thorndale Farm Gogo’s obligations under the guaranty agreement, dated October 1, 2017, in favor of The Northern Trust Company, as lender to an affiliate of Thorndale Farm and Thorndale Farm Gogo pursuant to a master note.

In connection with the Company’s board of director’s consideration of his candidacy as President and Chief Executive Officer of the Company, Oakleigh Thorne caused the pledge of such shares of Gogo common stock to be discontinued effective March 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOGO INC.

By:	/s/ Marguerite M. Elias
Marguerite M. Elias
Executive Vice President, General Counsel and Secretary

Date: March 6, 2018